NUMBER
U-____________

UNITS

CHANTICLEER HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF
THE STATE OF DELAWARE

CUSIP______

SEE REVERSE FOR
CERTAIN DEFINITIONS

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK,
AND ONE WARRANT

THIS CERTIFIES THAT

or registered assigns (the "Registered Holder") is the owner of the number of Units specified above, each of which consists of one share of one share of common stock, par value $.0001 per share ("Common Stock"), of Chanticleer Holdings, Inc. (the "Company"), and one warrant (the "Warrant"). The Warrant entitles the holder to purchase one share of Common Stock. On or prior to the Separation Time (as defined herein), the securities evidenced by this certificate may be combined, exchanged or transferred only as Units, and the Common Stock, and Warrant evidenced by this certificate may not be split up, exchanged or traded separately. The Units will separate into shares of Common Stock, and Warrants a minimum of 30 days from the date of the prospectus included in the Registration Statement unless the representatives of the Underwriters determine that an earlier date is acceptable but no later than ____, 2012 [45 days after the effective date of the public offering of the Units] (the "Separation Time"). The shares of Common Stock, and Warrants comprising the Units shall be separately tradable commencing on the first day after the Separation Time on which the NASDAQ Stock Market is open for trading. The Units are issued under and pursuant to that certain Unit Agency Agreement, dated as of June __, 2012, between the Company and Securities Transfer Corporation, as unit agent (the "Unit Agent") and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this certificate consents to the term, hereof. The Warrants are issued under and pursuant to that certain Warrant Agency Agreement dated June ___, 2012 between the Company and Security Transfer Corporation, as agent (the "Warrant Agent") and are subject to the terms and provisions the holder of this certificate consents to the terms thereof.

Copies of the Unit Agreement and Warrant Agreement are available for inspection at the stock transfer office of the Unit Agent and Warrant Agent, at 2591 Dallas Parkway, Suite 102, Frisco, Texas, 75034, or may be obtained without cost upon written request addressed either to the Unit Agent or Warrant Agentas the case may be at the above address or to Chanticleer Holdings, Inc., 11220 Elm Lane, Suite 203, Charlotte, NC 28277. This certificate is not valid unlesscountersigned by the Unit Agent of the Company.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED AND REGISTERED
Securities Transfer Corporation
Unit Agent

CHANTICLEER HOLDINGS, INC.

By:
President
And Chief Executive Officer

[SEAL]

By:
Authorized Signature

Attest:
Secretary

CHANTICLEER HOLDINGS, INC.

The Registered Holder hereby is entitled, at any time after the Separation Time (as defined on the face hereof) to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing one share of Common Stock for each Unit represented by this Unit Certificate, and a Warrant Certificate representing one Warrant for each Unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Warrant Agent and Registrar together with any documentation required by such agent.

REFERENCE IS MADE TO THE UNIT AGREEMENT AND WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH UNIT AGREEMENT AND WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE UNIT AGREEMENT AND WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE UNIT AGENT WARRANT AGENT, SECURITIES TRANSFER CORPORATION, OR FROM THE COMPANY.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN CON - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - As joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- Custodian______
(Cust) (Minor)
under Uniform Gifts to Minors
Act____________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT

(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED,____

hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE)

____

____

(PLEASE PRINT NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____ of the Units represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint ____, Attorney to transfer the said units on the books of the within named Company with full power of substitution in the premises.

Dated:

____

(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Unit Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signatures Guaranteed:

____

The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature medallion